EXHIBIT 99.1

Pain Therapeutics Announces Year-End 2008 Financial Results, Outlines 2009 Business Priorities

, Feb. 5, 2009 (GLOBE NEWSWIRE) --

             Net income of $0.35 per share for 2008
              $190 Million of Cash on Hand, No Debt
     Cash Requirements in 2009 Expected to be Under $10 Million

SAN MATEO, Calif., Feb. 5, 2009 (GLOBE NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE), a biopharmaceutical company, today reported financial results for the year ended December 31, 2008. The Company also provided an update on its cash position and outlined its business strategy for maintaining financial strength in 2009.

Net income for the year ended December 31, 2008 was $15.3 million, or $0.35 per diluted share, compared to net income of $20.3 million, or $0.44 per diluted share, for 2007. Net loss for the quarter ended December 31, 2008 was $1.4 million, or $0.03 per diluted share, compared to net income of $1.1 million, or $0.02 per diluted share for the fourth quarter of 2007.

At December 31, 2008, Pain Therapeutics had cash, cash equivalents and marketable securities of $190.1 million, no debt and approximately 42 million shares outstanding. The Company expects its cash requirements in 2009 will be under $10.0 million.

"We're bracing for a vital 2009," said Remi Barbier, Pain Therapeutics' chairman, president and chief executive officer. "We believe core strength in 2009 will be based on regulatory momentum with REMOXY(r) and clinical progress with the biotech side of Pain Therapeutics. We also recognize that financial wreckage has sent shock waves through every industry, ours included. In this environment, it's imperative to protect the strength of our balance sheet while supporting key science objectives in 2009."

2009 Financial and Operating Guidance

  *  Pain Therapeutics started 2009 with $190.1 million of cash and investments and no debt.

  *  We expect cash requirements in 2009 will be under $10.0 million, which includes a significant investment in the
     growth of our biotech pipeline.  We retain commercial rights to our entire biotech pipeline.

  *  Pursuant to the terms of a strategic alliance, our commercial partner, King Pharmaceuticals, Inc., is obligated to fund
     development expenses incurred by us for REMOXY and three
     other abuse-resistant pain medications.  Upon approval,
     Pain Therapeutics will receive a running royalty equal to
     20% of net sales of drugs developed under this strategic
     alliance, except as to the first $1.0 billion in cumulative net sales, which royalty is set at 15%.

  *  The U.S. Food and Drug Administration (FDA) believes
     additional non-clinical data will be required to support the approval of REMOXY.  The FDA has not requested or recommended additional clinical efficacy studies prior to approval. We plan to meet with the FDA in Q2 2009.  We believe this FDA meeting will provide us with a more reliable context in which to make projections about REMOXY.

  *  A monoclonal antibody program, developed at Albert Einstein
     College of Medicine, is aimed at treating patients with
     late-stage melanoma.  We expect to complete a second Phase
     I study with this technology in 2009.  We are also exploring the use of similar technology to treat other important
     disease areas.  This drug asset is unpartnered.

  *  A gene transfer program, developed at Stanford University, is aimed at correcting an underlying genetic defect in
     patients with hemophilia.  We expect to complete a significant animal study with this technology in 2009.  We are also
     planning a first-in-human clinical study with this
     technology in 2009.  This drug asset is unpartnered.

  *  In general, our R&D goals in 2009 will be to continue to focus on clinical stage drugs that can benefit from our core expertise in drug development, to outsource certain functions that permit the efficient deployment of our resources and to develop promising but unpartnered biotech assets.

2008 Financial Highlights

  *  Milestone revenue of $20.0 million for 2008 included a
     $15.0 million milestone payment from King related to the
     acceptance by the FDA of the New Drug Application for REMOXY and a $5.0 million milestone payment from King related to
     the acceptance by the FDA of an investigational new drug
     application for PTI-721.

  *  Collaboration revenue for 2008 was $29.4 million, compared to $42.7 million for 2007 and reflects reimbursement of our development expenses under our strategic alliance with King.

  *  Research and development expenses for 2008 decreased to
     $45.8 million from $47.7 million for 2007.  Research and
     development expenses for the fourth quarter of 2008 decreased to $9.2 million from $13.6 million for the fourth quarter of
     2007.  These decreases were mostly due to decreased spending for REMOXY and the other abuse-resistant product candidates under our strategic alliance with King.  Research and
     development expenses included non-cash stock-related
     compensation costs of $6.1 million for 2008 and $3.7 million for 2007.

  *  General and administrative expenses for 2008 increased to
     $9.2 million from $8.1 million for 2007.  This increase was mostly due to increased non-cash stock-related compensation costs. General and administrative expenses included non-cash stock-related compensation costs of $4.1 million for 2008
     and $2.6 million for 2007.

  *  Our income tax benefit for 2008 was $0.6 million, primarily because of the expected value of our tax credits and other tax carry forwards.

About Pain Therapeutics, Inc.

Pain Therapeutics, Inc. is a biopharmaceutical company that develops novel drugs. In addition to REMOXY, the Company has three drug candidates in clinical programs, including a novel radio-labeled monoclonal antibody to treat metastatic melanoma, as well as PTI-202 and PTI-721. Pain Therapeutics is also working on a new treatment for patients with hemophilia.

For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, statements related to the development of REMOXY, including the timing and expected utility of a proposed meeting with the FDA; clinical development of other product candidates, including the timing of completion of clinical trials and animal studies for melanoma and hemophilia, respectively, and the initiation of clinical trials in hemophilia; and cash requirements for 2009 and potential uses of such cash. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in obtaining regulatory approval for the Company's drug candidates, development and testing of the Company's drug candidates, including the risk of being required by regulatory authorities to conduct unanticipated additional clinical and studies or submit additional data, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials), the uncertainty of patent protection for the Company's intellectual property or trade secrets, unanticipated research and development and other costs and the timing and receipt of funds from the Company's commercial partner for REMOXY, the potential for abuse and misuse resistant pain medications to be developed by competitors and potential competitors to the Company. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

CONTACT: Pain Therapeutics, Inc.
         Christi Waarich, Senior Manager of Investor Relations
         650-645-1924
         cwaarich@paintrials.com